UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 14, 2022 (October 13, 2022)

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 13, 2022, VAALCO Energy, Inc. (“VAALCO”) and VAALCO Energy Canada ULC (“AcquireCo”), an indirect wholly-owned subsidiary of VAALCO, completed the previously announced business combination with TransGlobe Energy Corporation (“TransGlobe”) whereby AcquireCo acquired all of the issued and outstanding TransGlobe common shares (the “Arrangement”) and TransGlobe became a direct wholly-owned subsidiary of AcquireCo and an indirect wholly-owned subsidiary of VAALCO, pursuant to an arrangement agreement entered into by VAALCO, AcquireCo and TransGlobe on July 13, 2022 (the “Arrangement Agreement”).

At the effective time of the Arrangement, each common share of TransGlobe issued and outstanding immediately prior to the effective time of the Arrangement (the “TransGlobe common shares”) was converted into the right to receive 0.6727 (the “exchange ratio”) of a share of common stock, par value $0.10 per share, of VAALCO (“VAALCO common stock,” and each share of VAALCO common stock, a “VAALCO share”). The total number of VAALCO shares issued to TransGlobe’s shareholders was approximately 49.3 million.

Pursuant to the Arrangement Agreement, at the effective time of the Arrangement, each TransGlobe option issued under TransGlobe’s 2016 option plan, was deemed fully and unconditionally vested and exercisable and surrendered and transferred to TransGlobe for cancellation in exchange for the right to a cash payment from TransGlobe equal to the amount (if any) by which (x) the product of the Closing VWAP (as defined below) multiplied by the exchange ratio exceeded (y) the exercise price thereof. The “Closing VWAP” means the volume weighted average price of VAALCO common stock on the New York Stock Exchange, rounded to four decimal places, and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, for the five consecutive trading days ending on the third complete trading day prior to (and excluding) the effective date, as reported by Bloomberg.

Pursuant to the Arrangement Agreement: each (i) deferred share unit (“DSU”) issued under TransGlobe’s 2014 DSU plan, held by persons other than the three directors of TransGlobe who were appointed to the board of directors of VAALCO (the “Board”) namely David Cook, Edward LaFehr and Timothy Marchant, (ii) performance share unit (“PSU”) issued under TransGlobe’s 2014 PSU plan, as amended, held by TransGlobe’s departing employees, and (iii) restricted share unit (“RSU”) issued under TransGlobe’s 2014 RSU plan, as amended, held by TransGlobe’s departing employees was deemed fully and unconditionally vested (in the case of PSUs, at a vesting percentage of 200% for PSUs granted in 2020 or 2021 and at a vesting percentage of 64.4% for PSUs granted in 2022, in each case, as determined by the TransGlobe board of directors) and surrendered and transferred to TransGlobe for cancellation in exchange for the right to a cash payment from TransGlobe equal to the product of the Closing VWAP multiplied by the exchange ratio. All DSUs, PSUs and RSUs not described in the preceding sentence that were outstanding immediately prior to the effective time of the Arrangement remain outstanding and the terms of such DSUs, PSUs and RSUs continue to be governed by the applicable plan, provided that each such applicable plan has been amended so as to substitute for TransGlobe common shares underlying such DSUs, PSUs and RSUs, a number of VAALCO shares (rounded down to the nearest whole number) in an amount equal to (a) the number of TransGlobe common shares underlying such DSUs, PSUs or RSUs, multiplied by (b) the exchange ratio. For the PSUs that will remain outstanding following the effective time of the Arrangement as described in the immediately preceding sentence, the applicable vesting percentage was determined by the TransGlobe board of directors to be 200% for PSUs granted in 2020 and 2021; and 64.4% for PSUs granted in 2022.

Additionally, prior to the effective time of the Arrangement, TransGlobe repaid in full all outstanding obligations and liabilities owned under TransGlobe’s credit facility with ATB Financial, representing approximately C$4.1 million.

The description of the Arrangement set forth above does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which was filed as Exhibit 2.1 to VAALCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 14, 2022, which is incorporated by reference into this Item 2.01. The Arrangement Agreement has been included as an exhibit hereto solely to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the parties. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors and securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in VAALCO’s public reports. The Arrangement Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the documents that VAALCO files or has filed with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Arrangement Agreement, effective as of the effective time of the Arrangement, the Board approved an increase in the size of the Board from four to seven directorships and appointed three of the members of TransGlobe’s existing board of directors, namely: David Cook, Edward LaFehr and Timothy Marchant, to serve as directors of VAALCO and to hold office for a term expiring at the next annual meeting of stockholders of VAALCO and until their successors are duly elected and shall qualify, unless sooner displaced.

Effective upon joining the Board, Messrs. Cook, LaFehr and Marchant will become eligible to receive the standard compensation provided by VAALCO to its other non-employee directors, as most recently disclosed in VAALCO’s proxy statement for its 2022 annual meeting of stockholders. There are no family relationships between Messrs. Cook, LaFehr and Marchant and any other director or executive officer of VAALCO and VAALCO is not aware of any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2022, VAALCO’s restated certificate of incorporation was amended in connection with the Arrangement and in accordance with the terms of the Arrangement Agreement. VAALCO amended its restated certificate of incorporation to increase the number of authorized shares of VAALCO common stock from 100,000,000 shares to 160,000,000 shares, such share authorization having been approved at VAALCO’s special meeting of stockholders held on September 29, 2022.

The foregoing summary of the certificate of amendment to the restated certificate of incorporation does not purport to be complete and is qualified in its entirety by reference to the certificate of amendment to the restated certificate of incorporation, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

VAALCO issued an announcement announcing the completion of the Arrangement on October 14, 2022. A copy of the announcement is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise stated in such filings.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired.

TransGlobe’s audited consolidated financial statements as of and for each of the years ended December 31, 2021 and 2020 and notes related thereto and the related report of BDO Canada LLP, TransGlobe’s independent registered public accounting firm, are attached as Exhibit 99.2 hereto and are incorporated herein by reference.

TransGlobe’s unaudited condensed consolidated financial statements as of and for each of the six months ended June 30, 2022 and 2021 and notes related thereto are attached as Exhibit 99.3 hereto and are incorporated herein by reference.

Disclosures concerning TransGlobe’s oil and gas producing activities for each of the years ended December 31, 2021 and 2020 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to the instructions on Item 2.01 of Form 8-K.

	(b)	Pro Forma Financial Information.

Not applicable. The pro forma financial statements required by Article 11 of Regulation S-X were included under the “Unaudited Pro Forma Combined Financial Information” section of the definitive proxy statement on Schedule 14A filed by VAALCO with the SEC on August 30, 2022 and pursuant to General Instruction B.3 of Form 8-K are not included herein.

	(d)	Exhibits.

Exhibit No.		Description

2.1
Arrangement Agreement, dated as of July 13, 2022, by and among VAALCO, AcquireCo and TransGlobe. Incorporated by reference to Exhibit 2.1 to VAALCO’s Current Report on Form 8-K filed with the SEC on July 14, 2022.

3.1		Certificate of Amendment to Restated Certificate of Incorporation of VAALCO, dated October 13, 2022.
23.1		Consent of BDO Canada LLP with respect to the specified financial statements of TransGlobe.
99.1		Announcement, dated October 14, 2022.
99.2
The historical audited consolidated financial statements and financial statement schedules of TransGlobe as of and for each of the years ended December 31, 2021 and 2020, the notes related thereto and the related reports of BDO Canada, LLP, TransGlobe’s independent registered public accounting firm.

99.3
The historical unaudited consolidated financial statements and financial statement schedules of TransGlobe as of and for each of the three and six months ended June 30, 2022 and 2021, and the notes related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: October 14, 2022
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller